Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Experts" and Selected Consolidated Financial Data" and to the use of our report dated October 26, 2005, on Safeguard Security Holdings, Inc. consolidated financial statements for the period ended June 30, 2005 included in the Registration Statement (Form SB-2 Amendment No. 1, No. 333-130981 and related Prospectus of Safeguard Security Holdings, Inc. dated March 20, 2006.

/s/ Killman Murrell & Company, P.C.
Houston, Texas
March 20, 2006